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EXHIBIT 10.7.4

REPURCHASE OPTION AGREEMENT

        THIS AGREEMENT is made this 12th day of October 2000, between LivePerson, Inc., a Delaware corporation (the "Company"), Eitan Ron and Tal Goldberg (each a "Founder" and together, the "Founders"), and First Union National Bank, as Escrow Agent (the "Escrow Agent").

        WHEREAS, reference is made to the Stock Purchase Agreement, dated as of the date hereof, by and among the Company, HumanClick Ltd. ("HumanClick") and the shareholders listed on the signature pages thereto (the "Shareholders") (the "Purchase Agreement"), pursuant to which the shareholders, including the Founders, have agreed to exchange their shares of HumanClick for shares of the Company's common stock, $0.001 par value per share (the "Common Stock"), of which 2,085,732 shares of Common Stock will be acquired by the Founders (the Founders' Stock);

        WHEREAS, the execution and delivery of this Agreement is a condition precedent to the transactions contemplated by the Purchase Agreement; and

        WHEREAS, the parties hereto desire to agree upon the terms upon which the Founders' Stock may be repurchased by the Company in the event a Founder's employment with HumanClick is terminated.

        NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

        1.    Repurchase Option.

        (a) In the event of (i) the voluntary termination which is not Good Reason termination, or (ii) involuntary termination for Cause, of a Founder's employment with or services to HumanClick, the Company shall have, upon the date of such termination (as reasonably fixed and determined by the Company), an irrevocable, exclusive option ("Repurchase Option") for a period of ninety (90) days (subject to Section 1(d) hereof) from such date to repurchase, at a price equal to the lower of (i) the average closing price for a share of the Company's Common Stock as quoted on the Nasdaq Stock Market for the 30 trading days following the date of such termination (the "Market Price") and (ii) seven dollars ($7.00) per share, all or any portion of such Founders' Stock that are Unreleased Founders' Stock (as hereinafter defined). The Company may exercise its Repurchase Option by giving written notice to the applicable Founder (with a copy to the Escrow Agent) and, at the option of the Company, (i) by delivering to such Founder a check in the amount of the repurchase price for the Founders' Stock being repurchased, or (ii) by canceling such of the applicable Founder's indebtedness to the Company equal to the repurchase price for the Founders' Stock being repurchased, or (iii) a combination of (i) and (ii) equal to the repurchase price for the Founders' Stock being repurchased. Upon delivery of such notice and payment of the repurchase price, the Company shall become the legal and beneficial owner of the Founders' Stock being repurchased (and all rights and interests therein or relating thereto) and shall have the right to retain and transfer to its own name the number of shares of Founders' Stock being repurchased.

        (b) Whenever the Company shall have the right to repurchase Founders' Stock hereunder, the Company may designate and assign one or more employees, officers, directors or shareholders of the Company or other persons or organizations to exercise all or a part of the Repurchase Option and purchase all or a part of such Founders' Stock.

        (c) Notwithstanding the provisions of Section 1(a) hereunder, in the event of (a) the sale of all or substantially all of the assets of the Company, or (b) the consummation of a consolidation or a merger in which the Company is not the surviving entity (other than a consolidation or merger in which the shareholders of the Company immediately before the consolidation or merger hold, immediately after the consolidation or merger, securities representing more than 50% of the voting power and equity of the surviving entity) (such events, a "Change-in-Control Event"), the Repurchase Option shall be exercisable by the Company or its successors and assigns at a per share price equal to the higher of:

(i) the per share price paid in such transaction, and (ii) the lower of (x) the Market Price and (y) seven dollars ($7.00) per share.

        (d) Notwithstanding the provisions of Section 1(a) hereunder, in the event of the (i) voluntary termination which is not for Good Reason, or (ii) involuntary termination for Cause, of a Founder's employment with or services to HumanClick, prior to the Termination Date (as that term is defined in that certain Escrow Agreement, dated of even date hereof, by and among the Company, HumanClick Ltd., First Union National Bank (as Escrow Agent), and Eitan Ron (as Shareholders' Agent) (the "Escrow Agreement")), then the Repurchase Option period for any Unreleased Founders' Stock that has been held in escrow pursuant to the Escrow Agreement shall end on the later of three business days after (x) the date on which a Founder's shares are first released pursuant to Section 5(b) of the Escrow Agreement (the "Release Date") or (y) the date after the Release Date on which there are no shares subject to Outstanding Claim Notices under the Escrow Agreement or (z) the date that is 30 days after the date of such termination.

        2.    Release of Shares From Repurchase Option.

        (a) Seventy-five percent (75%) of each Founders' Stock shall be subject to the Company's Repurchase Option as of the Closing Date (as defined in the Purchase Agreement) (the "Vesting Start Date"); provided that it is understood that such portion of each Founders' Stock shall be inclusive of the shares held in escrow pursuant to the Escrow Agreement. The Founders' Stock subject to the Repurchase Option of each Founder shall be released from the Company's Repurchase Option as follows: (i) the portion (if any) of each Founder's shares subject to the Escrow Agreement which have not been released to Indemnified Parties in satisfaction of Damages shall be released from the Company's Repurchase Option at the first anniversary of the Vesting Start Date; and (ii) one-third of the shares of such Founder's Founders' Stock subject to the Repurchase Option shall be released from the Company's Repurchase Option at the second and third anniversary of the Vesting Start Date (respectively), provided that in each case the applicable Founder's employment by or services to HumanClick has not been terminated voluntarily (excluding voluntary termination for Good Reason) or for Cause prior to the date of any such release and the Company has not exercised its Repurchase Option pursuant to Section 1 hereunder. On the termination of the employment of a Founder by HumanClick not for Cause or in case of termination due to death or disability or by the Founder for Good Reason, all Unreleased Founders' Stock held by such Founder shall be immediately released from the Company's Repurchase Option and shall be delivered to such Founder.

        (b) Any of the shares of Founders' Stock which have not yet been released from the Company's Repurchase Option are referred to herein as "Unreleased Founders' Stock." Unreleased Founders' Stock shall be deemed to exclude any shares released to any Indemnified Party or subject to Claim Notices on the Release Date under the Escrow Agreement; provided that if any shares subject to a Claim Notice on the Release Date are to be subsequently released to the Founders (or a trustee) pursuant to the Escrow Agreement, such released shares shall then be deemed to be Unreleased Founders' Stock until released from the Company's Repurchase Option pursuant to the terms of this Agreement and with joint written direction provided to the Escrow Agent executed by both parties in the form attached hereto as Exhibit A.

        (c) The shares of Founders' Stock which have been released from the Company's Repurchase Option shall be delivered to an Israeli trustee, the identity of which shall be delivered to the Company and the Escrow Agent within 30 days of the date hereof (the "Israeli Trustee"), for the benefit of the applicable Founder at such Founder's request.

        (d) Employment with HumanClick constitutes at-will employment. This Agreement shall not confer upon any Founder any right with respect to continuation of employment by HumanClick, nor shall it interfere with or affect in any manner the right or power of HumanClick, or a parent or subsidiary of HumanClick, to terminate any Founder's employment at any time or for any reason, with or without

Cause. For purposes of this Agreement, "Cause" and "Good Reason" shall have the meaning attributed to such term in such Founder's Employment Agreement (as defined in the Purchase Agreement).

        3.    Restriction on Transfer.    Except for the escrow described in Section 4 or transfer of the Unreleased Founders' Stock to the Company or its assignees contemplated by this Agreement, none of the shares of Unreleased Founders' Stock or any beneficial interest therein shall be transferred, encumbered or otherwise disposed of in any way until the release of such Founders' Stock from the Repurchase Option in accordance with the provisions of this Agreement.

        4.    Escrow of Shares.

        (a) The Founders' Stock subject to the Repurchase Option shall be held by the Escrow Agent, along with stock assignments executed by each Founder in blank, until the expiration of the Company's option to repurchase such Founders' Stock as set forth above. The fees of the Escrow Agent shall be paid by the Company.

        (b) The Escrow Agent is hereby directed to permit transfer of the Founders' Stock only in accordance with this Agreement or instructions signed by both parties. In the event further instructions are desired by the Escrow Agent, the Escrow Agent shall be entitled to rely upon directions executed by a majority of the authorized number of the Company's Board of Directors. The Escrow Agent shall have no liability for any act or omission hereunder while acting in good faith in the exercise of the Escrow Agent's own judgment. In the event the Escrow Agent is directed to transfer the Founders' Stock to the Founders, the Escrow Agent shall transfer such shares to the Israeli Trustee for the benefit of the applicable Founder with the joint written direction executed by both parties in the form attached hereto as Exhibit A.

        (c) If the Company or any assignee exercises its Repurchase Option hereunder, the Escrow Agent, upon receipt of written notice of such option exercise from the proposed transferee and a written evidence that the amounts due for the shares have been paid to the Founder, shall take all steps necessary to accomplish such transfer.

        (d) When the Repurchase Option has been exercised or expires unexercised or a portion of the Founders' Stock has been released from such Repurchase Option, upon the applicable Founder's request the Escrow Agent shall promptly cause a new certificate to be issued for such released Founders' Stock and shall deliver such certificate to the Israeli Trustee for the benefit of the applicable Founder with the joint written direction executed by both parties in the form attached hereto as Exhibit A.

        (e) Subject to the terms hereof, the applicable Founder shall have all the rights of a shareholder with respect to such Founders' Stock subject to the Repurchase Option while they are held in escrow, including without limitation, the right to vote the shares of Founders' Stock subject to the Repurchase Option and receive any cash dividends declared thereon. If, from time to time during the term of the Company's Repurchase Option, there is (i) any stock dividend, stock split or other change in the Founders' Stock subject to the Repurchase Option, or (ii) any merger or sale of all or substantially all of the assets of or other acquisition of the Company, any and all new, substituted or additional securities to which each Founder is entitled by reason of the Purchaser's ownership of the Shares shall be immediately subject to this escrow, deposited with the Escrow Agent and included thereafter as "Founders' Stock subject to the Repurchase Option" for purposes of this Agreement and the Company's Repurchase Option.

        5.    General Terms and Standards Regarding the Escrow Agent.    Notwithstanding any terms of this Agreement to the contrary, each term of this Agreement, including without limitation each of the stated duties and responsibilities of the Escrow Agent set forth herein, shall be subject to the following terms and conditions:

        (a) The duties, responsibilities and obligations of the Escrow Agent shall be limited to those expressly set forth in this Agreement (and the duty to exercise reasonable care in the physical safekeeping of any property held in escrow hereunder), and no implied duties, responsibilities or obligations shall be read into this Agreement against the Escrow Agent. Without limiting the generality of the foregoing, the Escrow Agent shall have no duty to take action to preserve or exercise rights in any property held by it hereunder (including, without limitation, against prior parties or otherwise).

        (b) The Escrow Agent shall not be subject to, bound by, charged with notice of or be required to comply with or interpret any agreement or document (including without limitation the Purchase Agreement) between or among the interested parties (whether or not reference to any such other agreement or documents is expressed herein) other than this Agreement.

        (c) The Escrow Agent shall in no instance be under any duty to give any property held by it hereunder any greater degree of care than it gives its own similar property. The Escrow Agent shall not be required to invest any funds held hereunder, and shall not be obligated to pay interest on uninvested funds. All amounts received by the Escrow Agent (and any credits to the Escrow Account) shall be conditional upon collection (and actual receipt by the Escrow Agent of final payment). In no event shall the Escrow Agent have any obligation to advance funds.

        (d) The Escrow Agent may rely upon, and shall be protected in acting or refraining from acting upon, any written notice, instruction, statement, request, waiver, order, judgement, certification, consent, receipt or other paper or document furnished to it (not only as to genuineness, but also as to its due execution and validity, the genuineness of signatures appearing thereon and as to the truth and accuracy of any information therein contained), which it in good faith believes to be genuine and signed or presented by the proper person.

        (e) Neither the Escrow Agent nor any of its directors, officers or employees shall be liable to anyone for any error of judgment, or for any act done or step taken or omitted to be taken by it or any of its directors, officers or employees, or for any mistake of fact or law, or for anything which it, or any of its directors, officers or employees, may do or refrain from doing in connection with or in the administration of this Agreement, unless and except to the extent the same constitutes gross negligence, bad faith or willful misconduct on the part of the Escrow Agent. In no event shall the Escrow Agent be liable for any indirect, punitive, special or consequential damages, or any amount in excess of the value of the Unreleased Founders' Stock (as of the date of the action or omission giving rise to liability).

        (f) The Escrow Agent shall not be deemed to have notice of any fact, claim or demand with respect hereto unless actually known by an officer charged with responsibility for administering this Agreement or unless in writing received by the Escrow Agent and making specific reference to this Agreement.

        (g) No provision of this Agreement shall require the Escrow Agent to expend or risk its own funds, or to take any legal or other action hereunder which might in its judgement involve it in, or require it to incur in connection with the performance of its duties hereunder, any expense or any financial liability unless it shall be furnished with indemnification acceptable to it.

        (h) Any permissive right of the Escrow Agent to take any action hereunder shall not be construed as duty.

        (i) All indemnifications contained in this Agreement shall survive the resignation or removal of the Escrow Agent, and shall survive the termination of this Agreement.

        (j) The Escrow Agent is not responsible for the recitals appearing in this Agreement. The recitals shall be deemed to be statements of the interested parties to this Agreement.

        (k) The Escrow Agent has no responsibility for the sufficiency of this Agreement for any purpose. Without limiting the foregoing, if any security interest is referred to herein, the Escrow Agent shall have no responsibility for, and makes no representation or warranty as to, the creation, attachment or perfection of any such security interest or the sufficiency of this Agreement therefor.

        (l) Nothing in this Agreement shall obligate the Escrow Agent to qualify to do business or act in any jurisdiction in which it is not presently qualified to do business, or be deemed to impose upon the Escrow Agent the duties of a trustee. The duties of the Escrow Agent under this Agreement are strictly ministerial in nature.

        (m) In no event shall the Escrow Agent have any liability for any failure or inability of any of the interested parties to perform or observe his or its duties under the Agreement, or by reason of a breach of this Agreement by either of the interested parties. In no event shall the Escrow Agent be obligated to take any action against any of the interested parties to compel performance hereunder.

        (n) The Escrow Agent shall in no instance be obligated to commence, prosecute or defend any legal proceedings in connection herewith. The Escrow Agent shall be authorized and entitled, however, in any instance to commence, prosecute or defend any legal proceedings in connection herewith, including without limitation any proceeding it may deem necessary to resolve any matter or dispute, to obtain a necessary declaration of rights, or to appoint a successor upon resignation (and after failure by the interested parties to appoint a successor, as provided in Section 10).

        (o) Whenever the terms hereof call for any notice, payment or other action on a day which is not a business day, such payment or action may be taken, or such notice given, as the case may be, on the next succeeding business day. As used herein, "business day" shall mean any day other than a Saturday or Sunday, or any other day on which the Escrow Agent is closed for business.

        (p) In the event of any ambiguity or uncertainty under this Agreement, or in any notice, instruction, or other communication received by the Escrow Agent hereunder, the Escrow Agent may, in its reasonable discretion, refrain from taking action, and may retain the Unreleased Founders' Stock, until and unless it receives written instruction signed by all interested parties, or a decision by a court of competent jurisdiction which eliminates such uncertainty or ambiguity.

        (q) If at any time Escrow Agent is served with any judicial or administrative order, judgement, decree, writ or other form of judicial administrative process which in any way relates to or affects the Unreleased Founders' Stock (including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the Unreleased Founders' Stock), Escrow Agent is authorized to comply therewith in any manner as it or its legal counsel reasonably deems appropriate; and if the Escrow Agent complies with any such judicial or administrative order, judgement, decree, writ or other form of judicial or administrative process, Escrow Agent shall not be liable to any of the Parties hereto or to any other person or entity notwithstanding that though such order, judgement, decree, writ or process may be subsequently modified, annulled, set aside, vacated, found to have been without proper jurisdiction, or otherwise determined to have been without legal force or effect.

        (r) The Escrow Agent shall have no liability for the actions or omissions of any transfer agent, book-entry depository, nominee, correspondent, subagent or subcustodian, except to the extent that such action or omission of any transfer agent, book-entry depository, nominee, correspondent, subagent or subcustodian was caused by the Escrow Agent's own gross negligence, bad faith or willful misconduct.

        (s) The parties understand that the Unreleased Founders' Stock is not subject to an effective registration statement at the time of this Agreement, and that the Escrow Agent shall not be responsible for fluctuations in the market in connection with any transfer of the shares.

        6.    Indemnification.

        (a)    General.    Each of the Founders (jointly and severally as a group) and the Company, jointly and severally, hereby covenant and agree to indemnify the Escrow Agent for, and to defend and hold harmless the Escrow Agent from and against, any and every loss, liability, damage, claim, cost and expense of any nature incurred or suffered by the Escrow Agent and arising out of or in connection with this Agreement or the administration of this Agreement or the performance or observance by the Escrow Agent of its responsibilities or services under this Agreement (including but not limited to reasonable attorneys fees and other costs and expenses of defending or preparing to defend against any claim or liability), unless and except to the extent such loss, liability, damage, cost or expense shall be caused by the Escrow Agent's own willful misconduct, bad faith or gross negligence.

        (b)    Tax-Related Matters.    Each of the Founders (jointly and severally as a group) and the Company, jointly and severally, agree to assume any and all obligations imposed now or hereafter by any applicable tax law with respect to this Agreement, and, without limiting the generality of Section 6(a) above, hereby agree to indemnify and hold the Escrow Agent harmless from and against any taxes, additions for late payment, interest, penalties and other expenses, that may be assessed against the Escrow Agent on any payment or other activities under this Agreement. The Company and each of the Founders undertake to instruct the Escrow Agent in writing with respect to the Escrow Agent's responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting in connection with its acting as Escrow Agent under this Agreement. Each of the Founders (severally as a group) and the Company, jointly and severally, agree to indemnify and hold the Escrow Agent harmless from any liability on account of taxes, assessments or other governmental charges, including without limitation the withholding or deduction of or the failure to withhold or deduct same, and any liability for failure to obtain proper certifications or to properly report to governmental authorities, to which the Escrow Agent may be or become subject in connection with or which arises out of this Agreement, including costs and expenses (including reasonable legal fees), interest and penalties. The interested parties shall each promptly provide Escrow Agent with appropriate IRS Forms W-9 for taxpayer identification number certifications, or Forms W-8 for nonresident alien certifications in connection with any payments to be made to them.

        7.    Legends.    The share certificate(s) evidencing the Founders' Stock issued hereunder shall be endorsed with the following legends:

  (a)
  Any legend required to be placed thereon pursuant to the Purchase Agreement.

  (b)
  THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A REPURCHASE AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

  (c)
  Any legend required to be placed thereon by applicable state securities laws.

        8.    Adjustment for Stock Split.    All references to the number of shares of Founders' Stock and the purchase price of the shares of Founders' Stock in this Agreement shall be appropriately adjusted to reflect any stock split, stock dividend or other change in the Founders' Stock that may be made by the Company after the date of this Agreement.

        9.    Notices.    All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, on the first business day following the date of transmittal of services via telecopy to the party to whom notice is to be given, or on the fifth day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, or by an internationally recognized courier service, and properly addressed as follows (or at such other address for a party as shall be specified by like notice):

To the Company at:	LivePerson, Inc. 462 Seventh Avenue New York, New York 10018 Attention: Timothy E. Bixby
With a copy to:	Brobeck, Phleger & Harrison LLP 1633 Broadway, 47th Floor New York, NY 10019 Attention: Brian Margolis, Esq. Telecopy No.: (212) 586-7878
To the Founders:	Eitan Ron c/o HumanClick Ltd. P.O. Box 193 Bnei Zion, Israel 60910 Telecopier: (972) 9-741-2311
With a copy to:	Zellermayer, Pelossof, Adv. Europe House 37 Shaul Hamelech Tel Aviv, Israel 64928 Attention: Guy Even Ezra, Esq. Telecopier: (972) 3-695-2884
To Escrow Agent at:	First Union National Bank One World Trade Center, 47th Floor New York, NY 10048 Attention: Corporate Trust Group

        Notwithstanding anything herein to the contrary, any party may give any notice, request, demand, claim or other communication hereunder by personal delivery or telecopy, but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth. Copies of any notice, request, demand, claim or other communication hereunder by personal delivery or telecopy given to the Escrow Agent by either party, shall be delivered to the other party as soon thereafter as practicable.

        10.    Successor Escrow Agent.    In the event the Escrow Agent becomes unavailable or unwilling to continue in its capacity herewith, the Escrow Agent may resign and be discharged from its duties or obligations hereunder by delivering a resignation to the parties, not less than 60 days prior to the date when such resignation shall take effect. The Company may appoint a successor Escrow Agent with the consent of the Founders, which shall not be unreasonably withheld. If, within such notice period, the Company provides to the Escrow Agent written instructions with respect to the appointment of a successor Escrow Agent and directions for the transfer of any Unreleased Founders' Stock then held by the Escrow Agent to such successor, the Escrow Agent shall act in accordance with such instructions and promptly transfer such Unreleased Founders' Stock to such designated successor. If no successor is so appointed, the Escrow Agent may apply to a court of competent jurisdiction for such appointment.

        11.    General Provisions.

        (a) This Agreement shall be governed by the internal laws of the State of New York without reference to such State's principles of conflicts of law. This Agreement and the Purchase Agreement (including all exhibits and schedules thereto) represent the entire agreement between the parties with respect to the issuance and sale of the Purchaser Shares (as defined in the Purchase Agreement) to the Shareholders, and may only be modified or amended in writing signed by all parties.

        (b) The rights and benefits of the Company under this Agreement shall be transferable to the Company's successor and assigns upon a Change-in-Control Event, or to any one or more persons or entities with the prior written consent of the Founders, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by, the Company's successors and assigns. The rights and obligations of the Founders under this Agreement may only be assigned with the prior written consent of the Company.

        (c) Either party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party's right to assert all other legal remedies available to it under the circumstances.

        (d) The Founders agree upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

        (e) The Founders understand that each of the Founders (and not the Company) shall be responsible for each Founder's own federal, state, local or foreign tax liability and any of the Founder's other tax consequences that may arise as a result of the transactions contemplated by this Agreement. The Founders shall rely solely on the determinations of the Founders' tax advisors or their own determinations, and not on any statements or representations by the Company or any of its agents, with regard to all such tax matters.

        (f) The Company undertakes to execute the joint written direction in the form attached hereto as Exhibit A whenever required pursuant to the terms of this Agreement.

        IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first set forth above.

COMPANY		FOUNDERS
LivePerson, Inc. a Delaware corporation		Eitan Ron
By:	/s/ ROBERT P. LOCASCIO (Signature)	/s/ EITAN RON (Signature)
Robert P. Locascio (Print Name)		Eitan Ron (Print Name)
President (Print Title if signing on behalf of an entity)
ESCROW AGENT		Tal Goldberg
First Union National Bank		/s/ TAL GOLDBERG (Signature)
By:	/s/ MICHELLE MENA (Signature)	Tal Goldberg (Print Name)
Michelle Mena (Print Name)
Corporate Trust Officer (Print Title if signing on behalf of an entity)

ASSIGNMENT SEPARATE FROM CERTIFICATE

        FOR VALUE RECEIVED I,                        , hereby sell, assign and transfer unto            ,            (            ) shares of the Common Stock of LivePerson, Inc. standing in my name of the books of said corporation represented by Certificate No.                        herewith and do hereby irrevocably constitute and appoint                 attorney to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

Dated:	Signature:

INSTRUCTION: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Company to exercise its "Repurchase Option" set forth in the Agreement without requiring additional signatures on the part of the Purchaser.

EXHIBIT A

[Date]

First Union National Bank
One World Trade Center, 47th Floor
New York, NY 10048

RE:    First Union National Bank as Escrow Agent for LivePerson, Inc.
    (the "Company") and Eitan Ron and Tal Goldberg (each, a "Founder")
Repurchase Option Agreement dated October 12, 2000 (the "Agreement")

First Union National Bank, as Escrow Agent, is hereby authorized to release to [Israeli Trustee], [Number of Shares], pursuant to Section             of the Agreement. The Company and the Founder signing below agree to said release.

        Shares should be delivered to the [Israeli Trustee] in accordance with Section    of the Agreement.

By: LivePerson, Inc.	By: [Founder]
[Name] Authorized Representative	[Name] Authorized Representative
Title	Title

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  EXHIBIT 10.7.4